SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: October 2, 2003


                                   REVA, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


Colorado                          000-26235                  54-1921580
------------------                ----------------           ------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

127 West Davis Street, Culpeper, VA                         22701
-----------------------------------------------             ---------
(Address of principal executive offices)                    (Postal Code)


Registrant's telephone number, including area code:   (540) 727-7551
                                                      ----------------



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Item 1.     Changes in Control of Registrant

                None.


Item 2.     Acquisition or Disposition of Assets

                None.


Item 3.     Bankruptcy or Receivership

                None.


Item 4.     Changes in Registrant's Certifying Accountant

                None.


Item 5.     Other Events and Regulation FD Disclosure

REVA, Inc.'s Special Meeting of Preferred Shareholders was held at 10:00 A.M. on September 15, 2003, at the Company Offices, 127 West Davis Street Culpeper, Virginia 22701. There were 272,781 Preferred shares issued and outstanding as of 9/15/30. Two proposals were voted on and the results are as follows:

Proposal 1: To authorize the conversion of all Preferred Stock to Reva Common stock, which trades on the NASD Over-The-Counter Bulletin Board under the ticker symbol "RVIA." Preferred shares conversion will be 1 to 1 to restricted common.
Results: For 161,66 Against 1000

Proposal 2: To authorize the conversion of all accrued dividends related to preferred stock to Reva restricted common stock based on the prior day close as of the effective date. The effective date was September 16, 2003. The amount of shares shall be rounded up to the next whole share. Results: For 162,667
Against    0

The result of Proposal 1 was to issue 272,781 of Reva's restricted common shares in cancellation of all preferred shares as of 9/30/03. The result of Proposal 2 was to issue 480,986 of Reva's restricted common shares and settle all accrued preferred dividends as of 9/30/03. All restricted common shares issued will be subject to SEC Rule 144.


Item 6.     Resignations of Directors

                None.

Item 7.     Financial Statements and Exhibits

                Financial Statements:

                         None.

                Pro Forma Financial Statements:

                         None.

                Exhibits:

                         None.


Item 8.  Change in Fiscal Year.

        None.


Item 9.  Regulation FD Disclosure.

        None.


Item 10. Amendments to the Registrant's Code of Ethics, Waiver of a Provision of the Code of Ethics

        None.


Item 11.  Temporary Suspension of Trading Under Registrant's Employee Benefit
Plans

        None


Item 12.  Results of Operations and Financial Condition.

        None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 2, 2003             REVA, INC.



                                    By: /s/ John G. Perry
                                        ----------------------------------------
                                        John G. Perry, Chief Executive Officer